Item 77O: Exhibit


                              GuideStone Funds
				Medium-Duration Bond Fund
		Quarterly Report from Adviser for the Quarter
                        Ended December 31, 2006

TRANSACTIONS PURSUANT TO RULE 10F-3

(1)	Name of Underwriters
Morgan Stanley, Deutsche
Bank Securities, Inc.;
Goldman Sachs & Co

(2)	Name of Issuer
Genworth Financial

(3)	Title of Security
GNW Var 11/66-16

(4)	Date of Prospectus
11/7/06

(5)	Amount of Total Offering
$600,000,000

(6)	Unit Price
99.7120

(7)	Underwriting Discount
1.000%

(8)	Rating
A3/BBB+/A

(9)	Maturity Date
11/15/2066

(10)	Current Yield
6.1678%

(11)	Yield to Maturity
6.819%

(12)	Subordination Features
Jr. Subordinated

(13)	Nature of Political Entity,
if any, including in the
case of revenue bonds,
underlying entity supplying
the revenue

N/A

(14)	Total Par Value of Bonds
Purchased
250,000

(15)	Dollar Amount of Purchases
$249,280

(16)	Number of Shares Purchased
250,000

(17)	Years of Continuous
Operation
The company has been in
continuous operation for
greater than three years

(18)% of Offering Purchased by
Fund
..04167%

(19)	% of Offering Purchased by
Associated Funds
2.3917%

(20)	Sum of (18) and (19)**
2.4333%

(21)	% of Fund's Total Assets
Applied to Purchase
..09%

(22)	Name(s) of Underwriter(s) or
Dealer(s) from whom
Purchased
Morgan Stanley

(23)	Is Goldman, Sachs & Co. a
Manager or Co-Manager of
Offering?
Yes		X
No

(24)	Were Purchases Designated as
Group Sales or otherwise
allocated to Goldman, Sachs
& Co.?
Yes
No		X

(25)	Have the following
conditions been satisfied:
(a)	The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?

Yes		X
No

(b)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes		X
No

(c)	The underwriting was a firm commitment
underwriting?

Yes		X
No

(d)	With respect to any issue of municipal
securities to be purchased, did the
securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?

Yes		N/A
No

*	Rule 10f-3 procedures allow the Medium-Duration Bond Fund
under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.



GuideStone Funds
				Medium-Duration Bond Fund
		Quarterly Report from Adviser for the Quarter
				Ended December 31, 2006

TRANSACTIONS PURSUANT TO RULE 10F-3

(26)	Name of Underwriters

BOA Securities LLC, Barclays Capital, BNP Paribas, RBS
Greenwich Capital, ABN AMRO Inc. Calyon, Citigroup,
Daiwa Securities SMBC Europe, DB Securities,
Dresdner Kleinwort, HSBC, Mizuho International Plc.
Scotia Capital,  Wachovia Securities, Bear Stearns, GS
& Co., JPM, LB, MS, The Williams Group, L.P.,
Blaylock & Company, Inc. BMO Capital Markets, Credit
Suisse, Fortis Securities, Guzman & Co. Lloyds TSB, ML
& Co, Mitsubishi UFJ Securities, Utendabl Capital
Group

(27)	Name of Issuer
Time Warner Inc.

(28)	Title of Security
TWX5 7/8 11/15/16

(29)	Date of Prospectus
11/8/06

(30)	Amount of Total Offering
$100,000,000

(31)	Unit Price
99.5070

(32)	Underwriting Discount
0.45%

(33)	Rating
Baa2/BBB+/BBB

(34)	Maturity Date
11/15/2016

(35)	Current Yield
5.9041%

(36)	Yield to Maturity
5.941%

(37)	Subordination Features
Company Guarantee

(38)	Nature of Political Entity,
if any, including in the
case of revenue bonds,
underlying entity supplying
the revenue

N/A

(39)	Total Par Value of Bonds
Purchased
300,000

(40)	Dollar Amount of Purchases
$298,521

(41)	Number of Shares Purchased
300,000

(42)	Years of Continuous
Operation

The company has been in
continuous operation for
greater than three years

(43)	% of Offering Purchased by
Fund
..030%

(44)	% of Offering Purchased by
Associated Funds
1.970%

(45)	Sum of (18) and (19)**
2.000%

(46)	% of Fund's Total Assets
Applied to Purchase
..10%

(47)	Name(s) of Underwriter(s) or
Dealer(s) from whom
Purchased

Bank of America

(48)	Is Goldman, Sachs & Co. a
Manager or Co-Manager of
Offering?

Yes		X
No

(49)	Were Purchases Designated as
Group Sales or otherwise
allocated to Goldman, Sachs
& Co.?
Yes
No		X

(50)	Have the following
conditions been satisfied:

(e)	The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?

Yes		X
No

(f)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes		X
No

(g)	The underwriting was a firm commitment
underwriting?

Yes		X
No

(h)	With respect to any issue of municipal
securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?

Yes		N/A
No

*	Rule 10f-3 procedures allow the Medium-Duration Bond Fund
under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.


                            GuideStone Funds
				Medium-Duration Bond Fund
		Quarterly Report from Adviser for the Quarter
				Ended December 31, 2006

TRANSACTIONS PURSUANT TO RULE 10F-3

(51)	Name of Underwriters
Credit Suisse, Goldman,
Sachs & Co. Lehman Brothers,
Merrill Lynch & Co.

(52)	Name of Issuer
Sothern Union Company

(53)	Title of Security
SUG Var 11/66-11

(54)	Date of Prospectus
10/18/06

(55)	Amount of Total Offering
$600,000,000

(56)	Unit Price
99.844

(57)	Underwriting Discount
1.50%

(58)	Rating
Ba1/BB+/BBB-

(59)	Maturity Date
11/1/2066

(60)	Current Yield
7.211%

(61)	Yield to Maturity
8.067%
(62)	Subordination Features
Jr. Subordinated

(63)	Nature of Political Entity,
if any, including in the
case of revenue bonds,
underlying entity supplying
the revenue

N/A

(64)	Total Par Value of Bonds
Purchased
250,000

(65)	Dollar Amount of Purchases
$249,610

(66)	Number of Shares Purchased
250,000

(67)	Years of Continuous
Operation

The company has been in
continuous operation for
greater than three years

(68)	% of Offering Purchased by
Fund
0.0417%

(69)	% of Offering Purchased by
Associated Funds
1.793%

(70)	Sum of (18) and (19)**
0.221%

(71)	% of Fund's Total Assets
Applied to Purchase
0.09%

(72)	Name(s) of Underwriter(s) or
Dealer(s) from whom
Purchased

Credit Suisse First Boston

(73)	Is Goldman, Sachs & Co. a
Manager or Co-Manager of
Offering?

Yes
No		X

(74)	Were Purchases Designated as
Group Sales or otherwise
allocated to Goldman, Sachs
& Co.?

Yes
No		X

(75)	Have the following
conditions been satisfied:

(i)	The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?

Yes		X
No

(j)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes		X
No

(k)	The underwriting was a
firm commitment
underwriting?

Yes		X
No

(l)	With respect to any issue of municipal
securities to be purchased, did the
securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?

Yes		N/A
No

*	Rule 10f-3 procedures allow the Medium-Duration Bond Fund
under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.



                             GuideStone Funds
				Medium-Duration Bond Fund
		Quarterly Report from Adviser for the Quarter
                          Ended March 31, 2007

TRANSACTIONS PURSUANT TO RULE 10F-3

(76)	Name of Underwriters

Citigroup, CSFB, GS&Co,
Lehman Bros, BOA Securities
LLC, BNY Capital Markets,
JPM, Merrill Lynch, Pierce
Fenner & Smith, Wachovia
Capital Markets

(77)	Name of Issuer
Chubb Corp

(78)	Title of Security
CB Var 03/67-17

(79)	Date of Prospectus
3/26/2007

(80)	Amount of Total Offering
$100,000,000

(81)	Unit Price
99.907

(82)	Underwriting Discount
1.00%

(83)	Rating
A2/BBB+/A-

(84)	Maturity Date
10/1/2066

(85)	Current Yield
6.360%

(86)	Yield to Maturity
5.842%

(87)	Subordination Features
Jr. Subordinated

(88)	Nature of Political Entity,
if any, including in the
case of revenue bonds,
underlying entity supplying
the revenue

N/A

(89)	Total Par Value of Bonds
Purchased
375,000

(90)	Dollar Amount of Purchases
$374,651

(91)	Number of Shares Purchased
375,000

(92)	Years of Continuous
Operation

The company has been in
continuous operation for
greater than three years

(93)	% of Offering Purchased by
Fund
0.038%

(94)	% of Offering Purchased by
Associated Funds
3.960%

(95)	Sum of (18) and (19)**
4.000%

(96)	% of Fund's Total Assets
Applied to Purchase
0.12%

(97)	Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased
SSMB

(98)	Is Goldman, Sachs & Co. a
Manager or Co-Manager of
Offering?

Yes		X
No

(99)	Were Purchases Designated as
Group Sales or otherwise
allocated to Goldman, Sachs
& Co.?

Yes
No		X

(100)	Have the following
conditions been satisfied:

(m)	The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?

Yes		X
No

(n)	The securities were purchased prior to the
end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes		X
No

(o)	The underwriting was a
firm commitment
underwriting?

Yes		X
No

(p)	With respect to any issue of municipal
securities to be purchased, did the
securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?

Yes		N/A
No

*	Rule 10f-3 procedures allow the Medium-Duration Bond Fund
under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.